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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                          Periscope Sportswear, Inc.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


               Delaware                                       13-4006463
----------------------------------------                   ----------------
(State of incorporation or organization)                   (I.R.S. Employer
                                                          Identification No.)

1407 Broadway, Suite 620, New York, New York                     10018
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   (Address of principal executive office)                     (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

          TITLE OF EACH CLASS                NAME OF EACH EXCHANGE WHICH
          TO BE SO REGISTERED               EACH CLASS IS TO BE REGISTERED
          -------------------               ------------------------------
                  None

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--------  --------  --------  --------  --------  --------  --------  --------

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:


                    Common Stock, par value $.001 per share
                    ---------------------------------------
                               (TITLE OF CLASS)
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Item 1.   Description of Registrant's Securities to be Registered.

     The description of securities required by this Item is contained in the Registration Statement of the Registrant on Form S-1, File No. 333-56401, as amended, (the "Registration Statement"), filed with the Commission on June 9, 1998, and is incorporated herein by reference to such filing. See "Description of Securities."

Item 2.   Exhibits

     The following exhibits required to be filed by this item, pursuant to Rule 12b-32 of the Act, are incorporated herein by reference to the exhibits filed by the registrant with the Registration Statement:


     (a) Specimen copies of the Common Stock Certificate (Exhibit 4.1 to the Registration Statement)

     (b) Copies of all constituent instruments defining the rights of the holders of the Common Stock:

          (i) Certificate of Incorporation (Exhibit 3.1 to the Registration Statement);

          (ii) By-Laws  (Exhibit 3.2 to the Registration Statement);


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  August 10, 1998

                                    PERISCOPE SPORTSWEAR, INC.

                                    By: /s/ Glenn Sands
                                        --------------------------
                                        Glenn Sands, President and
                                        Chief Executive Officer

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